UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT RE0PORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 1, 2012

NEW ENERGY SYSTEMS GROUP
(Exact Name of Registrant as Specified in Charter)

Nevada	001-34847	91-2132336
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

116 West 23rd St., 5th FL New York, NY 10011
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:  917-573-0302

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On February 28, 2012, a putative class action was filed in the United States District Court for the Southern District of New York against New Energy Systems Group (“Company”) and Fushun Li, Nian Chen, Junfeng Chen, Weihe Yu, who served as officers and directors of the Company between April 15, 2010 and November 14, 2011. In the complaint, the plaintiff asserts claims for alleged violations of Sections 10(b) and 20(a) the Securities Exchange Act of 1934, as amended, and Rule 10b-5 thereunder, in connection with purported misrepresentations contained in the Company’s public filings and press releases. The complaint seeks unspecified compensatory damages. As of the time of this Current Report on Form 8-K, the Company’s time to answer or otherwise respond to the complaint has not yet expired. The Company believes the complaint has no merit and intends to vigorously oppose the lawsuit.

The information in this report, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and shall not be incorporated by reference in any registration statement or other document filed under the Securities Act or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filings, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 6, 2012

NEW ENERGY SYSTEMS GROUP

By:	/s/ Weihe Yu
Weihe Yu
Chief Executive Officer

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